SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                NOVEMBER 22, 2002

                                 TENGASCO, INC.
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-20975

        TENNESSEE                                        87-0267438
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



             603 MAIN AVENUE, SUITE 500, KNOXVILLE, TENNESSEE 37902
                     (Address of Principal Executive Office

                                 (865) 523-1124
                         (Registrant's Telephone number)


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Item 5. OTHER EVENTS

                  On November 22, 2002, the Company and its Chief Executive Officer, Malcolm E. Ratliff, were served with a class action complaint filed in the United States District Court for the Eastern District of Tennessee, Knoxville, entitled Paul Miller v. M. E. Ratliff and Tengasco, Inc., Docket Number 3:02-CV-644. The complaint seeks to recover on behalf of a class of all persons who purchased shares of the Company's common stock of between August 1, 2001 and April 23, 2002, damages in an amount not specified which were allegedly caused by violations of the federal securities laws, specifically Rule 10b-5 issued under the Securities Exchange Act of 1934 as to the Company and Mr. Ratliff, and Section 20(a) the Securities Exchange Act of 1934 as to Mr.
Ratliff. The complaint alleges that documents and statements made to the investing public by the Company and Mr. Ratliff misrepresented material facts regarding the business and finances of the Company. The Company's initial review of the allegations of the complaint discloses that the allegations do not appear to be well founded and are without merit. The Company intends to vigorously defend against any and all such allegations and will seek all available remedies and sanctions for any damage suffered by the Company as a result of the timing and unfounded content of the complaint.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 26, 2002

                                                 Tengasco, Inc.


                                                  By: /s/ JEFFREY R. BAILEY
                                                      ---------------------
                                                      Jeffrey R. Bailey,
                                                      President


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